Exhibit 5.1

September 30, 2013

Synalloy Corporation

775 Spartan Boulevard

Suite 102

Spartanburg, South Carolina 29304

Registration Statement on Form S-3 of Synalloy Corporation (No. 333-185604)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated January 7, 2013 (the “Base Prospectus”) and the prospectus supplement dated September 24, 2013, (together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by Synalloy Corporation (the “Company”) of 2,300,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, which Shares are covered by the Registration Statement. The Shares are being issued and sold by the Company pursuant to the Underwriting Agreement dated September 24, 2013 (the “Underwriting Agreement”), by and among the Company and Sterne, Agee & Leach, Inc. and BB&T Capital Markets, a division of BB&T Securities, as representatives of the underwriters named therein. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as special legal counsel for the Company in connection with its registered offering of the Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering this opinion, we have reviewed (i) the Company’s Certificate of Incorporation, as amended, and its Bylaws, as amended; (ii) certain resolutions of the Company’s Board of Directors; (iii) the Registration Statement, including the Prospectus and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; (v) the Underwriting Agreement, and (vi) such other proceedings, documents, memoranda, records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein (collectively, the “Documents”).

We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

951 East Byrd Street, Eighth Floor Richmond, Virginia 23219	Phone: 804.783.2003 \ Fax: 804.783.2294

CALIFORNIA \ CONNECTICUT \ MASSACHUSETTS \ MICHIGAN \ NEW JERSEY \ NEW YORK \ PENNSYLVANIA \ VIRGINIA \ WASHINGTON, D.C.

Synalloy Corporation

September 30, 2013

We have assumed that (i) the Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the Prospectus, (ii) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies, and (iii) the genuineness of all signatures and legal competence of all signatories.

The opinion which we render herein is limited to those matters governed by the laws of the State of Delaware as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the offer and sale of the Shares, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be applied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation